EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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December 14, 2006

Board of Directors
Global Wataire, Inc.
Buffalo, New York

We hereby consent to the incorporation by reference in this Form 10-KSB filed on or about December 14, 2006 of the report dated December 6, 2006, relating to the consolidated financial statements of Global Wataire, Inc. for the year ended August 31, 2006, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding Global Wataire's ability to continue as a going concern.


Rotenberg and Co. LLP
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Rochester, New York